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                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A into GSI Commerce, Inc.'s, f/k/a Global Sports, Inc., previously filed Registration Statements on Form S-8 (Registration
No.'s: 333-54062, 333-54060, 333-53982, 333-47760, 333-49363, 333-65694 and
333-66650).


/s/ Arthur Andersen LLP
Arthur Andersen LLP

Houston, Texas
May 24, 2002